UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

Lamb Weston Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane
Eagle, Idaho	83616
(Address of principal executive offices)	(Zip Code)

(208) 938-1047
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On February 28, 2023 (the “Closing Date”), Lamb Weston Holland B.V. (“LWH”), a wholly owned subsidiary of Lamb Weston Holdings, Inc. (“LW” or the “Company”), acquired from Meijer Beheer B.V. (“MB”) 100% of the equity interests in Meijer Frozen Foods B.V. (“MFF”), a wholly owned subsidiary of MB (the “Transaction”), such that as of the Closing Date, LWH owns 100% of the equity interests in Lamb Weston/Meijer v.o.f., a joint venture between LWH and MFF engaged in the manufacturing and distribution of frozen potato products principally in Europe, the Middle East and Africa (the “Joint Venture”). The purchase price for the Transaction consisted of (i) cash consideration of approximately €531.6 million (including approximately €6.6 million of interest payable pursuant to the Purchase Agreement (as defined below)), subject to certain post-closing adjustments pursuant to the Purchase Agreement, and (ii) 1,952,421 shares (the “LW Shares”) of LW’s common stock, par value $1.00 per share (“LW Common Stock”), pursuant to the Sale and Purchase Agreement, dated October 19, 2022, by and among LW, LWH, MB and Mr. Kees Meijer (the “Purchase Agreement”).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as Exhibit 2.1 to LW’s Current Report on Form 8-K/A on October 21, 2022, and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

On the Closing Date, LW, through its wholly owned subsidiary LWH, acquired from MB 100% of the equity interests in MFF for a purchase price consisting of (i) cash consideration of approximately €531.6 million (including approximately €6.6 million of interest payable pursuant to the Purchase Agreement), subject to certain post-closing adjustments pursuant to the Purchase Agreement, and (ii) the LW Shares, as discussed above. As a result, LW, through LWH, owns 100% of the equity interests in the Joint Venture.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to Item 1.01 of LW’s Current Report on Form 8-K, filed with the SEC on October 20, 2022, and LW’s Current Report on Form 8-K/A, filed with the SEC on October 21, 2022.

Item 3.02	Unregistered Sales of Equity Securities.

On the Closing Date, pursuant to the Purchase Agreement, LW delivered the LW Shares to MB. The issuance of the LW Shares by LW to MB was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), as the offer and sale of the LW Shares does not involve a public offering of LW Common Stock. MB has represented, and LW has determined, that MB is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. The certificate or book-entry designations representing the LW Shares will bear appropriate legends to the effect that such securities have not been registered under the Securities Act or the securities laws of any state and may not be sold or transferred in the absence of an effective registration statement under the Securities Act and applicable state securities laws or an exemption from registration thereunder. In addition, such LW Shares are subject to transfer and other restrictions set forth in the Purchase Agreement.

Item 8.01	Other Events.

On February 28, 2023, LW issued a press release announcing the closing of the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. No financial statements of MFF are required to be filed in connection with the Transaction.

(b)	Pro Forma Financial Information. No pro forma financial statements are required to be filed in connection with the Transaction.

(d)	Exhibits.

Exhibit Number	Description
2.1	Sale and Purchase Agreement, by and among Lamb Weston Holdings,Inc., Lamb Weston Holland B.V., Meijer Beheer B.V. and Mr. Kees Meijer, dated as of October 19, 2022 (filed as Exhibit 2.1 to the Current Report on Form 8-K/A filed with the SEC on October 21, 2022 and incorporated herein by reference)

99.1	Lamb Weston Holdings,Inc. Press Release, dated February 28, 2023

104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel and Chief Compliance Officer

Date: March 1, 2023